UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the Registrant ☐            Filed by a Party other than the Registrant ☒

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting material Pursuant to §240.14a-12

Crown Castle Inc.

(Name of Registrant as Specified in Its Charter)

BOOTS PARALLEL 1, LP

BOOTS, LP

BOOTS GP, LLC

BOOTS CAPITAL MANAGEMENT, LLC

4M MANAGEMENT PARTNERS, LLC

4M INVESTMENTS, LLC

WRCB, L.P.

CHARLES CAMPBELL GREEN III

DAVID P. WHEELER

THEODORE B. MILLER, JR.

TRIPP H. RICE

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

Boots Capital Management, LLC (“Boots Capital”), together with the other Participants named herein (“Boots”), have filed a definitive proxy statement and accompanying GOLD universal proxy card with the Securities and Exchange Commission (the “SEC”) to be used to solicit proxies for, among other matters, the election of their slate of director nominees at the 2024 annual meeting of stockholders (the “2024 Annual Meeting”) of Crown Castle Inc., a Delaware corporation (“Crown Castle” or the “Corporation”).  From time to time, Crown Castle and the other participants named herein may refer shareholders of the Corporation to such materials reproduced herein, recent articles or other materials.

On May 6, 2024, Boots Capital issued a press release relating to the Corporation, a copy of which is posted to the Boots Capital campaign website at www.RebootCrownCastle.com and is set forth below.

BOOTS CAPITAL ENCOURAGES SHAREHOLDERS TO IGNORE CROWN CASTLE’S DISTRACTING MISREPRESENTATIONS AND JUDGE DIRECTOR CANDIDATES ON THE MERITS

Boots Capital Has Unequivocally Stated It is Not Seeking Control and is Committed to Working Collaboratively with Crown Castle’s Board and New CEO, Contrary to Falsehoods Intended to Mislead Shareholders

Crown Castle Materials Make No Reference to the Board’s Repeated Rejections of Boots’ Attempts to Settle Proxy Fight

Crown Castle Board Deceptively Blames Boots Capital for Board’s Decision to Remove New CEO as a Director

Insufficient Board ‘Refresh’ Has Produced Negative TSR Relative to Peers Since 2020

Urges Shareholders to Vote the GOLD Proxy Card “FOR” Boots Capital’s Four Highly Qualified Director Nominees – Ted Miller, Charles Green, David Wheeler, and Tripp Rice – and “WITHHOLD” on ALL Crown Castle Nominees

HOUSTON – May 6, 2024 – Boots Capital Management, LLC (“Boots Capital”), an investment vehicle led by Ted B. Miller, co-founder and former Chief Executive Officer of Crown Castle Inc., (NYSE: CCI) (“Crown Castle” or the “Company”), today issued the following statement in response to the misleading investor presentation filed by Crown Castle in connection with its upcoming 2024 Annual Meeting:

“Boots Capital began evaluating how Crown Castle’s fiber assets could be divested in August 2023 – while Crown Castle was still publicly committed to its fiber strategy – in large part driven by conversations with Company shareholders. Repeatedly, we tried to engage constructively and cooperatively with the Company by bringing them an actionable and timely plan with a list of parties who will transact.

Crown Castle’s Board continues to refuse to so much as look at our analysis, which comprises hundreds of pages of detailed work. It has since resorted to publicizing outright mistruths and attacks on our motives and experience as a way to scare shareholders. However, these are the same shareholders who have suffered under 10 years of Crown Castle’s terrible underperformance and a corporate governance approach that has been openly hostile to their interests. Shareholders should not be fooled.

We need not review each falsehood point by point, but there are a few key false claims that must be corrected:

First, Boots Capital does not seek direct or “de-facto control” of Crown Castle and believes all Crown Castle directors should be treated equally. Boots Capital is only seeking four seats out of twelve and we have repeatedly stated we do not seek the executive chairman role. Boots Capital originally made the executive chairman request while the Company was in a leadership crisis, after the abrupt resignation of the CEO and the ensuing vacuum created by the Board’s lack of a succession plan. We intended to act as a leadership bridge and a resource for the executive team during this time of uncertainty following key personnel departures. During a March 19, 2024 meeting in San Diego with Mr. Bartolo, we offered to settle the proxy fight for two directors with no executive chairman or committee representation. This offer was rejected.

Moreover, in a conversation with Mr. Bartolo and Mr. Moskowitz on April 29, 2024, we reiterated our settlement proposal of two directors and were clear again that this offer did not involve an “executive chairman” nor a “co-chairman” request. This offer was also rejected, yet the Company continues to knowingly and blatantly promote a false narrative that we are seeking control despite these facts.

Second, we plan to work constructively with Crown’s new CEO and vocally supported his appointment to the Board. In several places, the Company’s recent presentation accuses Boots Capital of “objecting to the appointment of the new CEO, Steven Moskowitz to the Board.” We specifically did not object to Mr. Moskowitz’s board appointment when we objected to the Board’s last-minute increase in the total number of board seats from 12 to 13 in the middle of a proxy fight. Rather, we informed the Company the right decision would be to remove one of the Board’s more tenured directors, who has presided over significant and lengthy value destruction, to allow Mr. Moskowitz to be on the Board. In fact, the Board, not Boots Capital, made the decision to remove Mr. Moskowitz.

In our view, Crown Castle’s Board is more focused on words than actions and has put forth no credible plan to reverse years of underperformance while shareholders have been left to suffer. Despite the Board’s repeated focus on its “refresh” as evidence of positive change, Crown Castle’s share performance has only worsened since its 2020 board turnover, while its direct peers, AMT and SBAC, have seen relative TSR of 542% and 153%, respectively, over that period. The fact is that despite agreeing to review fiber after attacks from Elliott beginning in 2020, the Board has continued to make the wrong decisions. Crown Castle’s core towers business remains neglected – over the past ten years, the Company has not grown its tower count and has become 38% less efficient – the Company has invested $4.4bn in fiber since the end of 2019, and capital continues to be invested behind the fiber strategy, with an additional $1.4bn budgeted for 2024 alone. Shareholders should never confuse window dressing with results.

We also question why Crown Castle changed the peer index it uses to benchmark its performance in its recent presentation. In its definitive proxy statements for this year and last, the Company used the FTSE NAREIT All Equity REITs Index as its reference, but in its recent investor presentation, the Company suddenly pivots to using the iShares US Telecommunications ETF. We believe this reflects a desperate attempt to cherry-pick performance that is not indicative of where the Company stands today. In fact, the fund does not even hold Crown Castle shares – and shareholders cannot be made to forget the fact that Crown Castle’s TSR relative to its direct peers has worsened over the prior 1-, 3-, 5-, 7-, and 10-year periods.

Shareholders deserve better. Boots Capital’s four highly qualified nominees have sought to collaborate with Crown Castle’s Board and be an additive resource to the new CEO, who needs supportive directors capable of helping him execute a meaningful transformation to create long-term value for shareholders. We are not seeking control. Rather, we are seeking to thoughtfully contribute to the reboot of Crown Castle by bringing the public tower company operating and corporate finance experience necessary to help repair more than a decade of underperformance and mismanagement.”

WE URGE YOU TO VOTE ON THE GOLD PROXY CARD TODAY “FOR” BOOTS CAPITAL’S FOUR HIGHLY-QUALIFIED NOMINEES

We are asking for your support to help us create long-term, sustainable value at Crown Castle. We urge you to protect the value of your investment and vote the GOLD proxy card today. With your vote, we will be one step closer to ensuring Crown Castle is on a better path to creating lasting shareholder value.

Please vote “FOR” Boots Capital's Nominees on the GOLD proxy card TODAY.

You can vote by Internet or by signing and dating the enclosed GOLD proxy card or GOLD voting instruction form and mailing it in the postage paid envelope provided. We urge you NOT to vote using any white proxy card or voting instruction form you receive from Crown Castle. Please discard the white proxy card.

If you have any questions about how to vote your shares, please contact our proxy solicitor, Morrow Sodali, by telephone 1-800-662-5200 or 203-658-9400 or email at Boots@info.morrowsodali.com.

INVESTOR AND MEDIA CONTACTS

Investors:

Morrow Sodali LLC

Paul Schulman/William Dooley/Jonathan Eyl

By Phone: 1-800-662-5200 or 203-658-9400

By Email: Boots@info.morrowsodali.com

Media:

Jonathan Gasthalter/Nathaniel Garnick/Grace Cartwright

Gasthalter & Co.

By Phone: 212-257-4170

By Email: bootscapital@gasthalter.com

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

The information herein contains “forward-looking statements.” Specific forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts and include, without limitation, words such as “may,” “will,” “expects,” “believes,” “anticipates,” “plans,” “estimates,” “projects,” “potential,” “targets,” “forecasts,” “seeks,” “could,” “should” or the negative of such terms or other variations on such terms or comparable terminology. Similarly, statements that describe the Participants’ (as defined below) objectives, plans or goals are forward-looking. Forward-looking statements are subject to various risks and uncertainties and assumptions. There can be no assurance that any idea or assumption herein is, or will be proven, correct. If one or more of the risks or uncertainties materialize, or if the underlying assumptions of Boots Capital (as defined below) or any of the other Participants in the proxy solicitation described herein prove to be incorrect, the actual results may vary materially from outcomes indicated by these statements. Accordingly, forward-looking statements should not be regarded as a representation by Boots Capital or the other Participants that the future plans, estimates or expectations contemplated will ever be achieved. You should not rely upon forward-looking statements as a prediction of actual results and actual results may vary materially from what is expressed in or indicated by the forward-looking statements. Except to the extent required by applicable law, neither Boots Capital nor any Participant will undertake and specifically declines any obligation to disclose the results of any revisions that may be made to any projected results or forward-looking statements herein to reflect events or circumstances after the date of such projected results or statements or to reflect the occurrence of anticipated or unanticipated events.

Certain statements and information included herein have been sourced from third parties. Boots Capital and the other Participants do not make any representations regarding the accuracy, completeness or timeliness of such third party statements or information. Except as may be expressly set forth herein, permission to cite such statements or information has neither been sought nor obtained from such third parties. Any such statements or information should not be viewed as an indication of support from such third parties for the views expressed herein.

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

The participants in the proxy solicitation are Boots Parallel 1, LP, Boots, LP, Boots Capital Management, LLC (“Boots Capital”), Boots GP, LLC, 4M Management Partners, LLC, 4M Investments, LLC, WRCB, L.P., Theodore B. Miller, Jr. and Tripp H. Rice (collectively, the “Boots Parties”); and Charles Campbell Green III and David P. Wheeler (together with Mr. Miller and Mr. Rice, the “Boots Nominees,” and together with the Boots Parties, the “Participants”).

Boots Capital and the other Participants have filed a definitive proxy statement and accompanying GOLD proxy card (the “Definitive Proxy Statement”) with the Securities and Exchange Commission (the “SEC”) on April 22, 2024 to be used to solicit proxies for, among other matters, the election of its slate of director nominees at the 2024 annual meeting of stockholders of Crown Castle Inc., a Delaware corporation (“Crown Castle” or the “Corporation”).

IMPORTANT INFORMATION AND WHERE TO FIND IT

BOOTS CAPITAL STRONGLY ADVISES ALL STOCKHOLDERS OF CROWN CASTLE TO READ THE DEFINITIVE PROXY STATEMENT, ANY AMENDMENTS OR SUPPLEMENTS TO SUCH DEFINITIVE PROXY STATEMENT, AND OTHER PROXY MATERIALS FILED BY BOOTS CAPITAL AS THEY CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS ARE AVAILABLE AT NO CHARGE ON THE SEC’S WEBSITE AT WWW.SEC.GOV AND AT BOOTS CAPITAL’S WEBSITE AT WWW.REBOOTCROWNCASTLE.COM. THE DEFINITIVE PROXY STATEMENT AND ACCOMPANYING PROXY CARD WILL BE FURNISHED TO SOME OR ALL OF THE CORPORATION’S STOCKHOLDERS. STOCKHOLDERS MAY ALSO DIRECT A REQUEST TO THE PARTICIPANTS’ PROXY SOLICITOR, MORROW SODALI LLC, 430 PARK AVE., 14TH FLOOR, NEW YORK, NEW YORK 10022 (STOCKHOLDERS CAN CALL TOLL-FREE: (800) 662-5200).

Information about the Participants and a description of their direct or indirect interests by security holdings or otherwise can be found in the Definitive Proxy Statement.